                                                                     EXHIBIT 4.3


                          SECOND SUPPLEMENTAL INDENTURE


         THIS SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of August 21, 2001, among Westport Resources Corporation, a company incorporated under the laws of the State of Nevada, formerly known as Belco Oil & Gas Corp. (the "COMPANY"), the undersigned Subsidiary Guarantors (each individually, a "SUBSIDIARY GUARANTOR"), and The Bank of New York, a New York banking corporation, as trustee under the indenture referred to below (the "TRUSTEE").

                                   WITNESSETH

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as previously amended, the "INDENTURE"), dated as of September 23, 1997, providing for the issuance of an aggregate principal amount at maturity of $150,000,000 of 8?% Senior Subordinated Notes due 2007 (the "NOTES");

         WHEREAS, Westport Resources Corporation, a Delaware corporation, has merged into Belco Oil & Gas Corp., which has changed its name to Westport Resources Corporation;

         WHEREAS, Section 4.16 of the Indenture provides that, under certain circumstances, the Company is required to cause Subsidiary Guarantors to execute and deliver to the Trustee a Subsidiary Guarantee on the terms and conditions set forth herein;

         WHEREAS, Section 5.1 of the Indenture requires each existing Subsidiary Guarantor to confirm its Subsidiary Guarantee upon the occurrence of a merger; and

         WHEREAS, pursuant to Section 9.1 of the Indenture, the Company, the Subsidiary Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

         1. CAPITALIZED TERMS.

                  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. INDENTURE PROVISIONS PURSUANT TO WHICH GUARANTEE IS GIVEN.

                  This Supplemental Indenture is being executed and delivered pursuant to Sections 4.16, 5.1 and 9.1 of the Indenture.

         3. EXISTING SUBSIDIARY GUARANTORS.

                  Each Subsidiary Guarantor which is currently a party to the Indenture executes this Supplemental Indenture (i) to ratify and confirm its existing Subsidiary Guarantee as continuing to be in full force and effect and
(ii) evidence its agreement to the terms of this Supplemental Indenture.

         4. AGREEMENTS TO GUARANTEE.

                  Each new Subsidiary Guarantor hereby agrees as follows:

                  (a) The Subsidiary Guarantor, jointly and severally with all other Subsidiary Guarantors, if any, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of the Indenture, the Notes and the obligations of the Company under the Indenture and the Notes, that:

                           (i) the principal of, premium, if any, and interest
on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee thereunder shall be promptly paid in full, all in accordance with the terms thereof; and

                           (ii) in case of any extension of time for payment or
renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise.

                  Notwithstanding the foregoing, in the event that this Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Subsidiary Guarantor under this Supplemental Indenture and its Subsidiary Guarantee shall be limited to such amount as will not, after giving effect thereto, and to all other liabilities of the Subsidiary Guarantor, result in such amount constituting a fraudulent transfer or conveyance.

         5. SUBORDINATION.

                  The Subsidiary Guarantors agree, and each Holder by accepting a Note agrees, that (a) the obligations of the Subsidiary Guarantors under this Subsidiary Guarantee are subordinated in right of payment to the prior payment in full (when due) of all existing and future Guarantor Senior Indebtedness of the Subsidiary Guarantors, including without limitation any guarantee by the Subsidiary Guarantors of the Indebtedness under the New Credit Facility or of any Senior Debt of the Company or of any Guarantor Senior Indebtedness of any other Subsidiary Guarantor, to the extent and in the matter provided in Article 10 (including, without limitation, Section 10.12) of the Indenture (as if the Subsidiary Guarantor were the Company for purposes of such Article 10 and all defined terms used therein, and the Guarantor Senior

Indebtedness of the Guarantor were Senior Debt), and this Subsidiary Guarantee is made subject to such provisions (which are hereby incorporated herein by reference), and (b) such subordination is for the benefit of and enforceable by the holders of Guarantor Senior Indebtedness of the Subsidiary Guarantor.

         6. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

                  (a) To evidence its Subsidiary Guarantee set forth in this Supplemental Indenture, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Annex A hereto shall be endorsed by an officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee after the date hereof.

                  (b) Notwithstanding the foregoing, each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth herein shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

                  (c) If an officer whose signature is on this Supplemental Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

                  (d) The delivery of a Note by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of the Subsidiary Guarantor.

                  (e) Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, regardless of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  (f) Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee made pursuant to this Supplemental Indenture will not be discharged except by complete performance of the obligations contained in the Notes and the Indenture or pursuant to Section 7(b) of this Supplemental Indenture.

                  (g) If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Supplemental Indenture or under the Subsidiary Guarantee made pursuant to this Supplemental Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Subsidiary Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Subsidiary Guarantor, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  (h) Each Subsidiary Guarantor hereby waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary Guarantor as a result of any payment by such Subsidiary Guarantor under its Subsidiary Guarantee. The Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand:

                           (i) the maturity of the obligations guaranteed hereby
may be accelerated as provided in Article 6 of the Indenture for the purposes of the Subsidiary Guarantee made pursuant to this Supplemental Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby; and

                           (ii) in the event of any declaration of acceleration
of such obligations as provided in such Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purpose of the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

                  (i) The Subsidiary Guarantors shall have the right to seek contribution from any other non-paying Subsidiary Guarantor, if any, so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

                  (j) Each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Indenture or this Subsidiary Guarantee; and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         7. SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

                  (a) Except as set forth in Articles 4 and 5 of the Indenture, nothing contained in the Indenture, this Supplemental Indenture or in the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or any other Subsidiary Guarantor or shall prevent any transfer, sale or conveyance of the property of the Subsidiary Guarantor as an entirety or substantially as an entirety, to the Company or any other Subsidiary Guarantor.

                  (b) Except as set forth in Article 5 of the Indenture, upon the sale or disposition of all of the Capital Stock of the Subsidiary Guarantor by the Company or the Subsidiary of the Company, or upon the consolidation or merger of the Subsidiary Guarantor



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

with or into any Person, or the sale of all or substantially all of the assets of the Subsidiary Guarantor (in each case, other than to an Affiliate of the Company), such Subsidiary Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder if no Default shall have occurred and be continuing; provided, that in the event of an Asset Sale, the Net Proceeds therefrom are treated in accordance with Section 4.10 of the Indenture. Except with respect to transactions set forth in the preceding sentence, the Company and the Subsidiary Guarantor covenant and agree that upon any such consolidation, merger or transfer of assets, the performance of all covenants and conditions of this Supplemental Indenture to be performed by such Subsidiary Guarantor shall be expressly assumed by supplemental indenture satisfactory in form to the Trustee, by the corporation formed by such consolidation, or into which the Subsidiary Guarantor shall have merged, or by the corporation which shall have acquired such property. Upon receipt of an Officer's Certificate of the Company or the Subsidiary Guarantor, as the case may be, to the effect that the Company or such Subsidiary Guarantor has complied with the first sentence of this Section 7(b), the Trustee shall execute any documents reasonably requested by the Company or the Subsidiary Guarantor, at the cost of the Company or such Subsidiary Guarantor, as the case may be, in order to evidence the release of such Subsidiary Guarantor from its obligations under its Guarantee endorsed on the Notes and under the Indenture and this Supplemental Indenture.

         8. RELEASES UPON RELEASE OF GUARANTEE OF GUARANTEED INDEBTEDNESS.

                  Concurrently with the release or discharge of the Subsidiary Guarantor's guarantee of the payment of (i) notes and other obligations under that certain Indenture dated as of March 18, 1996, among Westport Resources Corporation as successor to Coda Energy, Inc. (as issuer) and Chase Bank of Texas, N.A. (f/k/a Texas Commerce Bank, N.A.) (as trustee) and (ii) the New Credit Facility ("GUARANTEED DEBT") (other than a release or discharge by or as a result of payment under such guarantee of Guaranteed Indebtedness), the Subsidiary Guarantor shall be automatically and unconditionally released and relieved of its obligations under this Supplemental Indenture and its Subsidiary Guarantee made pursuant to Section 6 of this Supplemental Indenture. Upon delivery by the Company to the Trustee of an Officer's Certificate to the effect that such release or discharge has occurred, the Trustee shall execute any documents reasonably required in order to evidence the release of the Subsidiary Guarantor from its obligations under this Supplemental Indenture and its Subsidiary Guarantee made pursuant hereto; provided such documents shall not affect or impair the rights of the Trustee and Paying Agent under Section 7.7 of the Indenture.

         9. NEW YORK LAW TO GOVERN.

                  The substantive law of the State of New York shall govern and be used to construe this Supplemental Indenture.



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

         10. COUNTERPARTS.

                  The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         11. RECITALS, ETC.

                  The recitals herein contained are made by the Company and the Subsidiary Guarantors and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

         12. EFFECT OF HEADINGS.

                  The Section headings herein are for convenience only and shall not effect the construction hereof.




                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.


                                   THE BANK OF NEW YORK,
                                   as Trustee



                                   By:      /s/ MARIE E. TRIMBOLI
                                            ------------------------------------
                                   Name:    Marie E. Trimboli
                                   Title:   Assistant Vice President



                                   WESTPORT RESOURCES CORPORATION



                                   By:      /s/ BARTH E. WHITHAM
                                            ------------------------------------
                                   Name:    Barth E. Whitham
                                   Title:   President


                                   ELECTRA RESOURCES, INC.



                                   By:      /s/ DONALD D. WOLF
                                            ------------------------------------
                                   Name:    Donald D. Wolf
                                   Title:   President



                                   BOG WYOMING LLC

                                   By:  BELCO ENERGY CORP., Manager

                                   By:      /s/ BARTH E. WHITHAM
                                            ------------------------------------
                                   Name:    Barth E. Whitham
                                   Title:   President

                                   BELCO ENERGY CORP.



                                   By:      /s/ BARTH E. WHITHAM
                                            ------------------------------------
                                   Name:    Barth E. Whitham
                                   Title:   President


                                   BELCO ENERGY I L.P.

                                   By:  BELCO ENERGY CORP., General Partner

                                   By:      /s/ BARTH E. WHITHAM
                                            ------------------------------------
                                   Name:    Barth E. Whitham
                                   Title:   President


                                   GIN LANE COMPANY



                                   By:      /s/ BARTH E. WHITHAM
                                            ------------------------------------
                                   Name:    Barth E. Whitham
                                   Title:   President



                                   FORTUNE CORP.



                                   By:      /s/ BARTH E. WHITHAM
                                            ------------------------------------
                                   Name:    Barth E. Whitham
                                   Title:   President



                                   BELCO FINANCE CO.



                                   By:      /s/ BARTH E. WHITHAM
                                            ------------------------------------
                                   Name:    Barth E. Whitham
                                   Title:   President

                                   WESTPORT OIL AND GAS COMPANY, INC.


                                   By:      /s/ BARTH E. WHITHAM
                                            ------------------------------------
                                   Name:    Barth E. Whitham
                                   Title:   President



                                   WESTPORT ARGENTINA LLC


                                   By:      /s/ DONALD. D. WOLF
                                            ------------------------------------
                                   Name:    Donald. D. Wolf
                                   Title:   Manager


                                   WESTPORT CANADA LLC


                                   By: WESTPORT OIL AND GAS COMPANY, INC.,
                                   Member


                                   By:      /s/  BARTH E. WHITHAM
                                            ------------------------------------
                                   Name:    Barth E. Whitham
                                   Title:   President



                                   JERRY CHAMBERS EXPLORATION COMPANY


                                   By: WESTPORT OIL AND GAS COMPANY, INC.,
                                   Managing Partner


                                   By:      /s/ BARTH E. WHITHAM
                                            ------------------------------------
                                   Name:    Barth E. Whitham
                                   Title:   President

                                   WESTPORT OVERRIDING ROYALTY LLC


                                   By: WESTPORT OIL AND GAS COMPANY, INC.,
                                   Manager


                                   By:      /s/ BARTH E. WHITHAM
                                            ------------------------------------
                                   Name:    Barth E. Whitham
                                   Title:   President

                        ANNEX A TO SUPPLEMENTAL INDENTURE

                FORM OF NOTATION OF SUBSIDIARY GUARANTEE ON NOTE


         Each Subsidiary Guarantor (as defined in the Indenture) has jointly and severally unconditionally guaranteed (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at Stated Maturity or an Interest Payment Date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal and premium of, and interest, to the extent lawful, on the Notes and (c) that in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension of renewal, whether at stated maturity, by acceleration or otherwise.

         Notwithstanding the foregoing, in the event that the Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to such amount as will not, after giving effect thereto, and to all other liabilities of the Subsidiary Guarantor, result in such amount constituting a fraudulent transfer or conveyance.

         This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which the Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.



Dated: August 21, 2001.

                                   WESTPORT OIL AND GAS COMPANY, INC.


                                   By:      /s/ BARTH E. WHITHAM
                                            ------------------------------------
                                   Name:    Barth E. Whitham
                                   Title:   President



                                   WESTPORT ARGENTINA LLC


                                   By:      /s/ DONALD D. WOLF
                                            ------------------------------------
                                   Name:    Donald D. Wolf
                                   Title:   Manager

                                   WESTPORT CANADA LLC


                                   By: WESTPORT OIL AND GAS COMPANY, INC.,
                                   Member


                                   By:      /s/ BARTH E. WHITHAM
                                            ------------------------------------
                                   Name:    Barth E. Whitham
                                   Title:   President



                                   JERRY CHAMBERS EXPLORATION COMPANY


                                   By: WESTPORT OIL AND GAS COMPANY, INC.,
                                   Managing Partner


                                   By:      /s/ BARTH E. WHITHAM
                                            ------------------------------------
                                   Name:    Barth E. Whitham
                                   Title:   President



                                   WESTPORT OVERRIDING ROYALTY LLC


                                   By: WESTPORT OIL AND GAS COMPANY, INC.,
                                   Manager


                                   By:      /s/ BARTH E. WHITHAM
                                            ------------------------------------
                                   Name:    Barth E. Whitham
                                   Title:   President




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